UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2025

LB Pharmaceuticals Inc

(Exact name of registrant as specified in its charter)

Delaware	001-42831	81-1854347
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Pennsylvania Plaza, Suite 1025 New York, NY	10119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 605-0300

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	LBRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On November 12, 2025, LB Pharmaceuticals Inc (the “Company”) announced that Kaya Pai Panandiker has been appointed to serve as the Company’s Chief Commercial Officer, effective as of November 10, 2025, and issued a press release.

Ms. Pai Panandiker, age 49, is joining the Company after most recently serving as the Chief Commercial Officer of Neumora Therapeutics, Inc. Previously, Ms. Pai Panandiker served as Head of Commercial at Cerevel Therapeutics Holdings, Inc. and General Manager, Neuroscience at H. Lundbeck A/S. Ms. Pai Panandiker received a B.A. from the University of Wisconsin-Madison and earned her Master’s degree in Public Policy from the University of Chicago.

As an inducement material to Ms. Pai Panandiker entering into employment with the Company, the Company intends to grant her an equity award outside of, but subject to the terms and conditions of, the Company’s 2025 Equity Incentive Plan, in accordance with Nasdaq Listing Rule 5635(c)(4).

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated November 12, 2025.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LB Pharmaceuticals Inc

By:	/s/ Heather Turner
Heather Turner Chief Executive Officer

Dated: November 12, 2025